Exhibit 99.1

Rainmaker Raises $6 Million in Equity Financing

Campbell, Calif. – Feb. 8, 2006 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of business-to-business sales and marketing services, today announced it closed $6 million in equity financing from new and existing investors through a private placement of common stock.

The proceeds from the financing strengthens the company’s balance sheet and provides the company with greater financial and operating resources to help expand the volume of business with its existing customers and pursue attractive opportunities with new clients.

“Completion of this financing, coupled with the significant strategic and operational moves that we made this past year, brings us closer to achieving our goal of GAAP profitability in 2006,” said Michael Silton, chief executive officer. “We acquired and successfully integrated two companies that have allowed us to expand our revenues, our service offering, and our customer base. We moved our primary operations center to Austin, Texas, where we have been able to take advantage of a larger talent pool and a lower-cost environment. We also moved our corporate headquarters to Silicon Valley, where we are closer to many of our clients. With this financing closed, we now have a stronger balance sheet and are well positioned to pursue additional business opportunities with new and existing customers. We are very pleased with the quality of the investors who participated in this transaction and appreciate their confidence in the company and its prospects.”

In the transaction, which was placed by America’s Growth Capital, Rainmaker sold 2.0 million shares of common stock and issued warrants to purchase up to 800,000 additional shares of common stock. The common shares issued in the placement were priced at $3.00 per share, and the warrants have an exercise price of $4.28 per share.

The securities issued in the placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the securities may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.

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Rainmaker Raises $6.0 Million in Equity Financing

Feb. 8, 2006

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the company’s securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Rainmaker Systems

Rainmaker Systems, Inc. is a leading provider of business-to-business sales and marketing services, leveraging integrated telesales, marketing, web technologies, and data analytics to achieve higher revenue for clients. Our core activities include lead qualification and nurturing management, lead generation for product sales, subscription and service contract sales, and contract renewals and warranty extension sales. Our services are available individually or as an integrated solution

Rainmaker helps approximately 50 companies ranging from Fortune 500 to dynamic technology start-ups, grow their revenues and increase customer loyalty by providing lead generation and contract renewal sales solutions.

For more information, visit www.rmkr.com and www.sunsetdirect.com

NOTE: Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control

Rainmaker Raises $6.0 Million in Equity Financing

Feb. 8, 2006

expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

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CONTACT:

Steve Valenzuela	Leslie Green
Chief Financial Officer	Stapleton Communications, Inc.
Rainmaker Systems, Inc.	650.470.0200
408.626.3800	leslie@stapleton.com
steve.valenzuela@rmkr.com